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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 1997

                                  MAPICS, INC.
                                  ------------
               (Exact Name of Registrant as Specified in Charter)

 Massachusetts                  0-18674                           04-2711580
 -------------                  -------                           ----------
(State or Other               (Commission                      (IRS Employer
 Jurisdiction of              File Number)                   Identification No.)
 Incorporation)


                 5775-D Glenridge Drive, Atlanta, Georgia 30328
          ------------------------------------------------------------
         (Addresses of Principal Executive Offices, including Zip Code)

                                 (404) 705-3000
                     ----------------------------------------
              (Registrant's Telephone Number, including Area Code)


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ITEM 9.       SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         Pursuant to the Stock Option Agreement dated August 29, 1995, as amended (the "Option Agreement") between MAPICS, Inc. (the "Registrant"), formerly known as Marcam Corporation, and Bryce Business Systems Pty Ltd (the "Optionee"), the Registrant granted to the Optionee an option (the "Option") to purchase up to 14,895 shares of the Registrant's Common Stock, $.01 par value per share (the "Option Shares"). On November 25, 1997, in accordance with the Option Agreement, (i) the Optionee exercised the Option to acquire 4,895 of the Option Shares, and (ii) the Optionee paid the Registrant an exercise price of $7.88 per share for such Option Shares (for a total exercise price of $38,572.60).

         As contemplated by the Option Agreement, the Registrant issued the Option Shares to the Optionee in reliance on Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant relied on the following representations and agreements of the Optionee in issuing the Option Shares to the Optionee in reliance on Regulation S: (i) the Optionee is not a U.S. person, as such term is defined in Rule 902(o)(1) of Regulation S; (ii) the Optionee would not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Option Shares in a manner which violated Regulation S; and (iii) any purchase of Option Shares would not be made with a view to a distribution (as that term is used in the Securities Act), unless in the opinion of counsel to the Registrant such distribution complies with or is exempt from the registration and prospectus delivery requirements of the Securities Act.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MAPICS, INC.
                                  (REGISTRANT)




                                  /s/  Martin D. Avallone
                                  ----------------------------------------
                                  Martin D. Avallone
                                  General Counsel and Clerk



Date:  December 9, 1997